UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2013

RLJ ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-35675	45-4950432
(Commission File Number)	(IRS Employer Identification Number)

RLJ Entertainment, Inc.
3 Bethesda Metro Center, Suite 1000
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 280-7737

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2013, the board of directors (the “Board”) of RLJ Entertainment, Inc. (the “Company”) approved the appointment of Miguel Penella as Chief Executive Officer of the Company in addition to his roles as President and Chief Operating Officer of the Company.  Additional information about Mr. Penella is available in the Company’s registration statement on Form S-4 (File No. 333-180714), filed with the Securities and Exchange Commission (“SEC”) and declared effective on August 10, 2012, and in the Company’s Current Report on Form 8-K, filed with the SEC on October 10, 2012.

Theodore S. Green, the Company’s previous Chief Executive Officer resigned from his position as Chief Executive Officer effective January 14, 2013.

The foregoing is qualified in its entirety by reference to the press release of the Company dated January 18, 2013, a copy of which is attached hereto as Exhibit 99.1 (the "Press Release") and is hereby incorporated by reference in its entirety into this Item 5.02.

Item 7.01.	Regulation FD Disclosure.

The Press Release also includes certain fiscal 2012 guidance updates for the Company.

The foregoing is qualified in its entirety by reference to the Press Release which is hereby incorporated by reference in its entirety into this Item 7.01.

In accordance with General Instruction B.2. of Form 8-K, the information contained in Item 7.01 of this Current Report on Form 8-K, including the information under the heading “Fiscal 2012 Guidance Updates” in Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section. Such information shall not be incorporated by reference in any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by RLJ Entertainment, Inc. on January 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ ENTERTAINMENT, INC.

Date: January 18, 2013	By:	/s/ John P. Avagliano
Name: John P. Avagliano
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release issued by RLJ Entertainment, Inc. on January 18, 2013.